Exhibit 99.1
Marine Petroleum Trust
News Release
MARINE PETROLEUM TRUST
ANNOUNCES CHANGE IN ACCOUNTING METHOD
     DALLAS, Texas, August 8, 2008 — Bank of America, N.A., as Trustee of Marine Petroleum Trust (NASDAQ: MARPS) (“Marine”), today announced that Marine has changed its accounting method from the accrual method to the modified cash basis method of accounting. The accounting change was adopted because the Trustee believed it to be in the best interests of the unitholders of the Trust. The newly adopted basis of accounting corresponds to the accounting principles permitted for royalty trusts as specified by Securities and Exchange Commission Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts. By adopting the modified cash basis method of accounting, Marine reports distributable income instead of net income, which the Trustee believes is a more useful measure to unitholders of the Trust. The Form 10-K for the year ended June 30, 2008 will reflect the new method of accounting and the effect of the accounting change on Marine’s financial statements.
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Contact:	Ron E. Hooper
Senior Vice President
U.S. Trust, Bank of America Private Wealth Management
Toll Free — 800.985.0794